Exhibit 10.4

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

CLEARONE, INC.

WARRANT

Warrant No. 1	Dated: ________ __, 2019

CLEARONE, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, Edward D. Bagley or his assigns (the “Holder”), is entitled to purchase from the Company up to a total of 340,909 (subject to adjustment as provided herein) fully paid and non-assessable shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $1.76 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof (the “Issuance Date”) and through and including [__________ __], 2026 (as subject to extension as set forth herein, the “Expiration Date”), and subject to the following terms and conditions. This Warrant (this “Warrant”) is being issued pursuant to that certain Note Purchase Agreement, dated as of December 8, 2019 (the “Note Purchase Agreement”), by and among the Company, as borrower, the various guarantors party thereto, and the Holder, as purchaser.

1.       Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein or in the Note Purchase Agreement shall have the meanings set forth below:

(a)      “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(b)      “Change of Control” shall have the meaning ascribed to it in the Note Purchase Agreement.

(c)      “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board, the most recent closing bid price per share of Common Stock so reported; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder.

(d)      “Commission” means the U.S. Securities and Exchange Commission.

(e)      “Effective Date” means the date that a Registration Statement or Registration Statements covering the Registrable Securities has been declared effective by the Commission.

(f)      “Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca or the NYSE MKT (or any successor to any of the foregoing).

(g)      “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(h)      “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(i)      “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(j)      “Registrable Securities” means the Warrant Shares (including any Warrant Shares issuable pursuant to the anti-dilution provisions hereof), together with any securities issued or issuable in exchange for the Warrant Shares or upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that Warrant Shares held by a Holder shall cease to be “Registrable Securities” on the earliest to occur of (i) the date on which a registration statement covering such securities has been declared effective by the Commission and such shares have been disposed of pursuant to such effective registration statement, (ii) the date that such securities have been disposed of pursuant to Rule 144, or (iii) the date on which all such shares may be disposed of by an Investor in one transaction pursuant to Rule 144 without being subject to the public information, volume and manner of sale conditions and restrictions under Rule 144.

(k)      “Registration Statement” means the initial registration statement required to be filed under paragraph (a)(i) of Schedule 8.13 of the Note Purchase Agreement and any additional registration statements contemplated by paragraph (a)(i) of Schedule 8.13 of the Note Purchase Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(l)      “Required Effectiveness Date” means with respect to (i) the initial Registration Statement required pursuant to paragraph (a)(i) of Schedule 8.13 of the Note Purchase Agreement, the one hundred eightieth (180th) day following the Issuance Date and (ii) any additional Registration Statement required pursuant to paragraph (a)(i) of Schedule 8.13 of the Note Purchase Agreement, the one hundred eightieth (180th) day following the date thereof; provided, however, in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Required Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

(m)      “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(n)      “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(o)      “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

(p)      “Trading Market” means The NASDAQ Capital Market or any other primary Eligible Market or national securities exchange on which the Common Stock is then listed or quoted.

(q)       “VWAP” means, on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such Trading Day or for such particular period on the Eligible Market on which the Common Stock is then traded as reported by Bloomberg L.P., through its “Volume at Price” functions, or any successor performing similar functions, or, if the foregoing does not apply, the average of the highest Closing Price and the lowest closing ask price of the Common Stock on the OTC Bulletin Board or, if none of the foregoing applies, the average of the highest Closing Price and the lowest closing ask price of the Common Stock of any of the market makers for the Common Stock as reported in the “pink sheets” by OTC Markets Group Inc.; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.

2.      Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the sole and absolute record and beneficial owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.      Registration of Transfers. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof at any time and without restriction; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Warrant. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Warrant.

4.      Exercise and Duration of Warrants.

(a)      This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Issuance Date to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Prices for the five (5) Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. New York City time on the Expiration Date. Notwithstanding anything to the contrary herein, the Expiration Date shall be extended for each day following the Effective Date that the Registration Statement is not effective. For U.S. federal income tax purposes, each Holder and the Company shall treat any “cashless exercise” as a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code.

(b)      A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Holder shall deliver the original Warrant to the Company within thirty (30) days after the full exercise of this Warrant, provided, however, that the Holder’s failure to so deliver the original Warrant shall not affect the validity of such exercise or any of the Company’s obligations under this Warrant and the Company’s sole remedy for the Holder’s failure to deliver the original Warrant shall be to obtain an affidavit of lost warrant from the Holder.

(c)      If upon the Expiration Date, any portion of this Warrant remains unexercised, then the Company shall issue to the Holder a new warrant to purchase Common Stock, in substantially the same form of this Warrant, with a new expiration date of seven (7) years from the original Expiration Date, and with an exercise price equal to the Exercise Price then in effect under this Warrant (i.e., the original Exercise Price as adjusted in accordance with the terms hereof) and exercisable for the number of Warrant Shares equal to the quotient of (A) the greater of the Black-Scholes value of the remaining unexercised portion of this Warrant (without regard to any limitations on the exercise hereof) (x) on the original Issuance Date and (y) on the original Expiration Date, in each case as determined in accordance with Exhibit A of this Warrant, divided by (B) the Exercise Price then in effect under this Warrant.

5.      Delivery of Warrant Shares.

(a)      Subject to Section 5(c) below, upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise or credit the Holder’s balance account with DTC for the Warrant Shares issuable upon such exercise, in either case, free of restrictive legends unless a Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. If within three (3) Trading Days after the Exercise Date, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to two percent (2%) of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 5(a).

(b)      Subject to Section 5(c) below, this Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)      In addition to any other rights available to a Holder, if the Company fails to credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder or at the Holder’s option deliver or cause to be delivered to the Holder a certificate representing Warrant Shares, in either case, by the third (3rd) Trading Day after the Exercise Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, at the option of the Holder (in its sole discretion), either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder or at the Holder’s option deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to credit such Holder’s balance account with DTC or deliver such certificate.

(d)      The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof (including, but not limited to, the exercise of this Warrant) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares (other than such limitations contemplated by this Warrant). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock or credit the Holder’s balance account with DTC upon exercise of the Warrant as required pursuant to the terms hereof.

(e)      Each certificate for Warrant Shares shall bear a restrictive legend only if (i) there is not then an effective Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder and (ii) the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144; provided, that, no such restrictive legend shall be required if, in the opinion of counsel for the Holder or the Company, the securities represented thereby are not, at such time, required by law to bear such legend.

6.      Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof.

7.      Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures as the Company may prescribe.

8.      Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation by the Company of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.      Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)      Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)      Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five (5) Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company’s independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the ninetieth (90th) day after such record date, the Company will deliver to such Holder, within five (5) Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Warrant Shares for which this Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to the Holder pursuant to the preceding sentence, then upon expiration of or any exercise of the Warrant that occurs after such record date, the Holder shall remain entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

(c)      Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of the assets of the Company and such sale is not approved by the Holder, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above), or (v) there is a Change of Control (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall notify the Holder, in writing, of such Fundamental Transaction at least thirty (30) days prior to the closing of such Fundamental Transaction (the “Fundamental Transaction Notice”), which written notice shall describe in detail the terms of the Fundamental Transaction (including the Alternate Consideration issuable upon exercise of this Warrant). In the event of, and as a condition to the consummation of, a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x)      this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this Section 9(c),

(y)     in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant, and

(z)     if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Holder shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, prior to or at the closing of the Fundamental Transaction, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a New Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

Notwithstanding the foregoing paragraph or anything contained herein to the contrary, in the event of a Fundamental Transaction, at the request of the Holder delivered on or before the later to occur of: (y) the end of the ninetieth (90th) day following Holder’s receipt of the Fundamental Transaction Notice; and (z) the ninetieth (90th) day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase this Warrant from the Holder for a purchase price, payable in cash within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the sum of (1) the greater of (A) the Original Issuance Value (as such term is defined in Exhibit A) in respect of the remaining unexercised portion of this Warrant and (B) the Black Scholes value of the remaining unexercised portion of this Warrant on the date of the consummation of the Fundamental Transaction, without regard to any limitations on the exercise hereof (including the inability of the Holder to exercise the Warrant following a Fundamental Transaction) and as determined in accordance with Exhibit A attached hereto and (2) any Distributed Property in accordance with the last sentence of Section 9(b) above. The time period specified in clause (y) of the foregoing sentence shall be extended day for day to account for any delays in the closing of a Fundamental Transaction caused by regulatory or legal review of the proposed Fundamental Transaction.

(d)      Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) or (b) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)      Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)      Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)      Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for a Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps necessary in order to ensure that the Holder has sufficient opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.      Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if at the time of exercise there is not an effective registration statement covering the immediate resale of any Warrant Shares that are Registrable Securities that are issuable upon such exercise, then the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Current Market Price (as of the date of such calculation) of one share of Common Stock.

B = the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Warrant, the “Current Market Price” of one share of the Company’s Common Stock as of a particular date shall be determined as follows: (a) if traded on a national securities exchange (including the Nasdaq Stock Market), the Current Market Price shall be deemed to be the arithmetic average of the VWAPs for the five (5) consecutive Trading Days immediately preceding the applicable date; (b) if traded over-the-counter but not on the Nasdaq Stock Market, the Current Market Price shall be deemed to be the average of the closing bid and asked prices as of five (5) Business Days immediately prior to the date of exercise indicated in the Notice of Exercise; and (c) if there is no active public market, the Current Market Price shall be the fair market value of the Common Stock as of the date of exercise, as determined by an independent appraiser selected in good faith by the Holder.

For purposes of Rule 144, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

11.      [Intentionally Omitted]

12.      Certain Restricted Issuances. For as long as the Warrant is outstanding, the Company shall not, without the written consent of the holders of a majority of the outstanding Warrants issued pursuant to the Note Purchase Agreement, issue (A) any shares of Common Stock at a per share purchase price less than the Exercise Price or issue any Common Stock Equivalents (as defined in the Note Purchase Agreement) with a conversion price or exercise price less than the Exercise Price, (B) any shares of Common Stock or Common Stock Equivalents to the extent the effective purchase or conversion price or the number of underlying shares floats or resets or otherwise varies or is subject to adjustment (directly or indirectly) based on market prices of the Common Stock or (C) any warrants or other rights to purchase Common Stock that, when valued on a black scholes basis, decreases the purchase price for such warrants or other rights below the Exercise Price.

13.      Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share or right to purchase the nearest whole share, as the case may be.

14.      Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 14 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by a nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Note Purchase Agreement, unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 14.

15.      Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16.      Extension of Expiration Date. At the option of the Holder, the Expiration Date may be extended for the number of Trading Days during any period occurring after the Required Effectiveness Date in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the Prospectus included in the Registration Statement may not be used by the Holder for the resale of Registrable Securities thereunder.

17.      Furnishing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. If the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Holder to sell the Warrant under Rule 144. The Company further covenants that it will take such further action as the Holder may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

18.      Miscellaneous.

(a)      Subject to the restrictions on transfer set forth on the first page hereof and in Section 3, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction or with the prior written consent of the Holder. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)      The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c)      Governing Law; Venue; Waiver Of Jury Trial. all questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the state of new york (except for matters governed by corporate law in the state of Delaware). each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of new york, borough of manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to (i) limit in any way any right to serve process in any manner permitted by law. the company hereby waives all rights to a trial by jury or (ii) limit any provision of section 18(f).

(d)      The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)      In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)

(i)     In the case of a dispute relating to the Exercise Price, the Closing Price, the Current Market Price, the Black Scholes value or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute, or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, Closing Price, Current Market Price, Black Scholes value or fair market value or arithmetic calculation of the Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute, it being acknowledged that the Black Scholes value shall be calculated by such investment bank in a manner consistent with Exhibit A.

(ii)     The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with this Section 18(f) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)     The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CLEARONE, INC.

By:
Name:
Title:

Acknowledged and Agreed to by:

Edward D. Bagley

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: CLEARONE, inc.

The undersigned is the Holder of Warrant No. 1 (the “Warrant”) issued by ClearOne, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

____     “Cash Exercise” under Section 10

____     “Cashless Exercise” under Section 10

4.	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Exercise Notice to be duly executed as of the date indicated below.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of ClearOne, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of ClearOne, Inc. with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT A